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                                   EXHIBIT A

                AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D


         This will evidence our agreement, in accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, that the attached statement on Schedule 13D is filed on behalf of the undersigned.


February 12, 1997                  INVESTMENT CAPITAL CORPORATION


                                   By:          /s/ John H. Lohman, Jr.
                                       ----------------------------------------
                                           Name:    John H. Lohman, Jr.
                                           Title:   Treasurer



                                   SCI CAPITAL CORPORATION


                                   By:           /s/ John H. Lohman, Jr.
                                       ----------------------------------------
                                            Name:    John H. Lohman, Jr.
                                            Title:   Treasurer



                                   SCI SPECIAL, INC.


                                   By:           /s/ John H. Lohman, Jr.
                                       ----------------------------------------
                                            Name:    John H. Lohman, Jr.
                                            Title:   Treasurer



                                   SERVICE CORPORATION INTERNATIONAL


                                   By:         /s/ James M. Shelger
                                        ---------------------------------------
                                          Name:    James M. Shelger
                                          Title:   Senior Vice President,
                                                   General Counsel and Secretary